PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:

        Jeffrey W. Farrar

        Executive Vice President and CFO

        (540) 829-1603

        farrarj@vfgi.net

Virginia Financial Group to Present at

Southeast 2004 Super-Community Bank Conference

Culpeper, VA (January 30, 2004-Virginia Financial Group, Inc. (NASDAQ: VFGI) today reported that it will join 22 other presenting companies at the Southeast 2004 Super-Community Bank Conference to be held in Atlanta, Georgia February 2-3, 2004. The Conference is jointly sponsored by the presenting banks and includes an audience of institutional investors, high net worth individuals and analysts from leading brokerage firms. O. R. Barham, Jr., President and CEO of Virginia Financial Group, Inc., and Jeffrey W. Farrar, Executive Vice President and CFO, will make Virginia Financial Group, Inc.’s presentation at 4:40 p.m. on February 2, 2004.

Interested individuals may access the live webcast of the presentation by visiting the Virginia Financial Group, Inc. website at www.vfgi.net. The webcast may be accessed by clicking on the phrase “Live Webcast.” An archived version of the presentation will be available at the same address for thirty days following the event.

Virginia Financial Group, Inc. is the holding company for: Planters Bank & Trust Company of Virginia–in Staunton, Second Bank & Trust–in Culpeper, Virginia Heartland Bank – in Fredericksburg, and Virginia Commonwealth Trust Company–in Culpeper. The organization maintains a network of thirty-eight branches serving a contiguous market through the Shenandoah Valley and central and northern central Virginia.